Exhibit 21.1

Invitrogen Corporation Subsidiaries

Asia Pacific

Subsidiary

Australia

Invitrogen Australia Pty Limited

Serum Technologies Australia Pty Ltd.

Hong	Kong

Invitrogen Hong Kong Limited

India

Invitrogen BioServices India Private Limited

Israel

Ethrog Biotechnology Ltd.

Japan

Invitrogen Japan K.K.

Mauritius

Invitrogen Mauritius Ltd.

New	Zealand

Invitrogen New Zealand Limited

Singapore

Invitrogen Singapore Pte. Ltd.

Taiwan

Invitrogen Taiwan Limited

China

Shanghai Invitrogen Biotechnology Co., Ltd.

Europe

Belgium

Dexter Europe S.A.

N.V. Invitrogen S.A.

Denmark

Invitrogen A/S

England

BioReliance Ltd

BioReliance Biotech Ltd

BioReliance (Glasglow) Ltd

BioReliance UK Holdings Ltd

Dexter Holdings Unlimited

Dexter UK Limited

DNA Research Innovations, Ltd.

Q-One Biotech Group Ltd

QUIP Technology Ltd

Satron Management Services (Technology) Limited

France

Invitrogen S.A.R.L.

Germany

BioReliance Manufacturing GmbH

Invitrogen GmbH

Italy

Invitrogen S.r.l.

Netherlands

Invitrogen B.V.

Life Technologies B.V.

Molecular Probes Europe B.V.

Norway

Invitrogen Norge AS

Scotland

Dexter Specialty Materials Limited

Invitrogen Europe Limited

Invitrogen Holdings

Invitrogen Limited

Spain

Invitrogen S.A.

Sweden

Invitrogen AB

Switzerland

Invitrogen AG

Americas

California

Custom Primers, Inc.

Zymed Laboratories, Inc.

Colorado

Gene Express, Inc.

Connecticut

Invitrogen Corporation Foundation, Inc.

Delaware

BioReliance Corporation

BioReliance Biotech, Inc.

Informax, Inc.

Invitrogen Asia Pacific, Inc.

Invitrogen Federal Systems, Inc.

Invitrogen Finance Corporation

Invitrogen Foundation Inc.

Invitrogen Holdings Inc.

Invitrogen IP Holdings, Inc. (formerly PV Licensing Corporation)

Protometrix, Inc.

Q-One Biotech Inc.

Sequitur Inc.

Serum Technologies Holdings, Inc.

Oregon

Interfacial Dynamics Corporation

Molecular Probes, Inc.

Argentina

Invitrogen Argentina S.A.

Bermuda

Kettlebrook Insurance Company, Ltd.

Brazil

Invitrogen Brasil Ltda.

Canada

Invitrogen Canada Inc.

Uruguay

Life Technologies Uruguay S.A.